UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): November 17, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) is being filed by ITT Educational Services, Inc. (the “Company”) to provide an update on certain information regarding its outgoing independent registered public accounting firm that was included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 4, 2014 (the “Original Filing”), and to provide information regarding a new independent registered public accounting firm for the Company.  Except as updated by the information provided in this Form 8-K/A, the information contained in the Original Filing (including, without limitation, the information contained in Item 2.03 of the Original Filing) is not being amended or modified by this Form 8-K/A.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Matters Relating to Outgoing Independent Registered Public Accounting Firm

On October 29, 2014, PricewaterhouseCoopers LLP (“PWC”), which at that time was the Company’s independent registered public accounting firm, notified the Company that PWC would not stand for reappointment as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2014. PWC indicated to the Company, however, that it expected to complete its reviews of the Company’s financial statements for the fiscal quarters ended March 31, 2014 and June 30, 2014.  On November 14, 2014, the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, and on November 19, 2014, the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014.  As a result, PWC’s engagement as the Company’s independent registered public accounting firm ended effective November 19, 2014.

The reports of PWC on the Company’s consolidated financial statements as of and for the years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that PWC’s report on the Company’s consolidated financial statements as of and for the year ended December 31, 2013 was modified to include an emphasis of matter paragraph indicating that the Company is subject to risks and uncertainties including litigation, governmental investigations and increasing liquidity pressures that could affect amounts reported in the Company’s financial statements in future periods.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through November 19, 2014, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports, except for a disagreement relating to whether or not the Company was required to consolidate a variable interest entity (the “PEAKS Trust”) in its financial statements. In connection with the Company’s submission of an inquiry to the Office of the Chief Accountant (the “OCA”) of the SEC related to whether the financial results of the PEAKS Trust should be consolidated in the Company’s consolidated financial statements and, if so, during which periods, the Company concluded that it was not required to consolidate the PEAKS Trust. PWC had evaluated the matter which was the subject of the submission to the OCA and concluded that the Company should consolidate the PEAKS Trust. As previously reported, in June 2014, the Audit Committee of the Board of Directors of the Company determined that, beginning on February 28, 2013, the Company should have consolidated the PEAKS Trust in the Company’s consolidated financial statements. As a result, the disagreement on this matter was resolved to PWC’s satisfaction. The Audit Committee of the Board of Directors of the Company has discussed the subject matter of the disagreement with PWC, and the Company has authorized PWC to respond fully to the inquires of the Company’s successor independent registered public accounting firm concerning the subject matter thereof.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through November 19, 2014, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting as of December 31, 2013. As disclosed in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013, the Company’s management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2013 as a result of four material weaknesses described below. Specifically, the Company did not maintain effective internal control related to:

•	the assessment of events that could affect the determination of whether the Company is the primary beneficiary of variable interest entities in which it holds a variable interest;

•
the assessment of the completeness and accuracy of the data maintained by the servicer of the private education loans that are owned by a variable interest entity that the Company was required to consolidate;

•
the review of assumptions and methodologies developed by third-party consultants to project guarantee obligations under a risk sharing agreement entered into by the Company on February 20, 2009 (the “2009 RSA”) in connection with a private education loan program; and

•
the timely identification and communication of information relevant to the private education loan programs to those members of the Company’s management who are responsible for its financial reporting processes.

The control deficiency related to the Company’s assessment of events that could affect the determination of whether it is the primary beneficiary of a variable interest entity affected multiple line items in the Company’s financial statements. See Note 10 – Variable Interest Entities of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the effect that consolidating a variable interest entity beginning February 28, 2013 had on the Company’s consolidated financial statements. The control deficiency related to the Company’s failure to maintain effective internal controls over the data maintained by the servicer of the private education loans could have resulted in misstatements of the fair value of the private education loans upon consolidation of the variable interest entity and the amount of the allowance for loan losses. The control deficiency related to the Company’s review of assumptions and methodologies developed by consultants to project guarantee obligations under the 2009 RSA resulted in adjustments to the Company’s loss related to loan program guarantees, other liabilities and related financial disclosures during the preparation of the Company’s 2013 consolidated financial statements. The control deficiency related to the identification and communication of information is considered to have contributed to the other identified material weaknesses, as relevant information related to the private loan programs was not provided timely to those individuals responsible for the Company’s financial reporting processes or to its independent registered accountants. The Audit Committee of the Board of Directors of the Company has discussed the subject matter of the material weaknesses with PWC, and the Company has authorized PWC to respond fully to the inquires of the Company’s successor independent registered public accounting firm concerning those material weaknesses.

The Company provided PWC with a copy of the disclosures it is making in this Form 8-K/A. The Company requested that PWC furnish a letter addressed to the SEC stating whether it agrees with the statements made above in this Item 4.01(a). A copy of PWC’s letter dated November 20, 2014 is filed as Exhibit 16.1 hereto.  PWC had previously provided a letter agreeing with the statements made in Item 4.01(a) of the Original Filing, which was filed with the Original Filing as Exhibit 16.1 thereto.

(b)	Matters Relating to Successor Independent Registered Public Accounting Firm

On November 17, 2014, the Audit Committee of the Board of Directors of the Company approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and interim quarterly periods beginning with the three months ended September 30, 2014.  The Audit Committee appointed Deloitte following a request for proposal process in which the Audit Committee conducted a comprehensive, competitive process to select the independent registered public accounting firm.  Deloitte’s formal engagement as the Company’s independent registered public accounting firm will commence following Deloitte’s completion of independence procedures related to a relationship that is being terminated with a member of the Company’s Board of Directors.  The Company believes that Deloitte’s formal engagement will occur by early December 2014.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through November 17, 2014, neither the Company, nor anyone on its behalf, has consulted Deloitte regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

16.1	Letter from PricewaterhouseCoopers LLP dated November 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2014

ITT Educational Services, Inc.

By:  /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

16.1	Letter from PricewaterhouseCoopers LLP dated November 20, 2014